UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2024
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

555 Heritage Drive, Suite 200
Jupiter
Florida	33458
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on July 8, 2024, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a definitive agreement (the “Agreement”) to acquire APEIRON Biologics AG (“APEIRON”), including the royalty rights to QARZIBA® (dinutuximab beta) for the treatment of high-risk neuroblastoma (the “APEIRON Acquisition”). Under the terms of the Agreement, Ligand would acquire all the outstanding shares of APEIRON for $100 million in cash at closing. Ligand would also pay APEIRON shareholders additional consideration based on future commercial and regulatory events, including up to $28 million if QARZIBA royalties exceed certain predetermined thresholds by either 2030 or 2034, respectively.

On July 15, 2024, Ligand completed the acquisition of APEIRON pursuant to the terms of the Agreement for an aggregate amount of $100 million. Ligand funded the APEIRON Acquisition from its available cash on hand. The closing was subject to a 30-day shareholder objection period and other customary closing conditions.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to Ligand’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ended June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: July 17, 2024	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary